Exhibit 2

ACQUISITION AGREEMENT

This Agreement dated as of the 8th day of November, 2011 by and among EDUtoons, Inc., a Delaware corporation with an address at 610 State Route 116, Metamora, IL 61548 (“EDUtoons”), ContinuityX, Inc. a Delaware corporation (“Continuity”), with offices at 610 State Route 116, Metamora, IL 61548, and the stockholders of Continuity who are set forth on Exhibit “A” which is annexed to, and made a part of, this Agreement.

WITNESSETH

WHEREAS, EDUtoonss desires to acquire one hundred (100%) percent of the outstanding and issued common stock of Continuity (the “Continuity Common Stock”) in exchange for seven million three hundred thousand (7,300,000) shares of the issued and outstanding common stock of EDUtoons, par value $0.001 per share (the “EDUtoons Common Stock”);

WHEREAS, Continuity’s stockholders desire to acquire seven million three hundred thousand (7,300,000) shares of the issued and outstanding common stock of EDUtoons, par value $0.001 per share from EDUtoons in exchange for one hundred (100%) of the issued and outstanding shares of the common stock of Continuity;

WHEREAS, the Board of Directors of both Continuity and EDUtoons believe that this Agreement is: (i) in the best interests of each corporation and the stockholders of both Continuity and EDUtoons and (ii) will advance the long-term business interests of EDUtoons and Continuity.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, in consideration of the representations, warranties, and covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged;

IT IS AGREED:

1.           Recitals.  The parties hereto adopt as part of this Agreement each of the recitals which is set forth in the WHEREAS clauses, and agree that such recitals shall be binding upon the Parties hereto by way of contract and not merely by way of recital or inducement.  Such WHEREAS clauses are hereby confirmed and ratified as being true and accurate by each Party to this Agreement.

2.           Acquisition.  “Acquisition” shall refer to the following: (i) The acquisition by Continuity’s stockholders of an aggregate of seven million three hundred thousand (7,300,000) shares of the EDUtoons Common Stock in exchange for one hundred (100%) percent of the issued and outstanding common shares of the Continuity Common Stock, and (ii) Continuity becoming a wholly-owned subsidiary of EDUtoons.

3.           Other Definitions.

A.      The “Closing Date” of the Acquisition shall mean November 8, 2011.

B.      “DGCL” shall refer to the Delaware General Corporation Law.

4.           Closing Transactions.

A.      The Stockholders of Continuity have approved this Agreement.

B.      The Board of Directors of Continuity has approved this Agreement.

C.      The Board of Directors of EDUtoons has approved this Agreement.

D.      At the Closing, EDUtoons shall deliver to Continuity’s shareholders seven million three hundred thousand (7,300,000) shares of the EDUtoons Common Stock on a basis of approximately seventy-three (73) shares of EDUtoons for each share of Continuity.

E.      At the Closing, Continuity’s stockholders shall deliver to EDUtoons  one hundred (100%) percent of their shares of the Continuity Common Stock together with duly executed stock powers in blank.

F.      Subject to, and consistent with, the provisions of this Agreement, and in accordance with the relevant provisions of the DGCL, upon one hundred (100%) percent of the Continuity Common Stock being delivered to EDUtoons, Continuity shall become a wholly-owned subsidiary of EDUtoons after the completion of the transactions set forth in this Article “4” of this Agreement.

5.           Post-Closing Transactions.

EDUtoons shall file a Form 8-K with the Securities and Exchange Commission (“SEC”) within four (4) business days after the Closing Date disclosing the Closing and the terms and conditions of the Acquisition in compliance with the applicable SEC rules and regulations.

6.           Representations, Warranties and Covenants of Continuity and David Godwin and Anthony Roth.  Continuity and David Godwin and Anthony Roth each severally but not jointly (both are independent of the other and without knowledge of, or responsibility for, the other) represent, warrant and covenant to EDUtoons as follows:

A. Corporate Status.

i.      Continuity is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement; and

ii.      Copies of (a) the Certificate of Incorporation of Continuity, and all amendments to the Certificate of Incorporation and (b) the Bylaws of Continuity, as amended, certified by the Secretary of Continuity are annexed to, and made a part of, this Agreement as Exhibits “B” and “C”, respectively, and are complete and correct as of the date of this Agreement.

B.      Capitalization.  Continuity does not have any (i) subscriptions, options, warrants, rights or other agreements outstanding to acquire from Continuity shares of stock of Continuity or any other equity security or security convertible into an equity security of Continuity, (ii) outstanding shares of preferred stock or (iii) agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of Continuity.  David Godwin and Anthony Roth each represent and warrant the following with respect to only the shares which are set forth next to each of their names on Exhibit “A”, he, she or it:
i. is the record, beneficial and equitable owner of such shares; and
ii. holds his, hers or its shares free and clear of all liens, claims or encumbrances and that he, she or it has the full right and authority to exchange or transfer said shares pursuant to the terms of this Agreement..

C.      Authority of Continuity.  Continuity has full corporate power and authority to execute, deliver and perform this Agreement and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement and no other corporate action on its part is necessary to authorize and approve this Agreement or to consummate the transactions contemplated by this Agreement.  This Agreement and the consummation by Continuity of the transactions set forth in this Agreement have been duly and validly authorized, executed and delivered by the Board of Directors of Continuity, and (assuming the valid authorization, execution and delivery of this Agreement by EDUtoons) this Agreement is valid and binding upon Continuity and enforceable against Continuity in accordance with its terms (except as the enforceability of this Agreement may be limited by bankruptcy, insolvency, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies, and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity).  An executed certified resolution of the Board of Directors of Continuity approving Continuity’s entry into this Agreement and the consummation of the transactions set forth in this Agreement are annexed to, and made a part of, this Agreement as Exhibit “D”.

D.      Compliance with the Law and Other Instruments.  Continuity is and has been in material compliance in all material respects with any and all legal requirements applicable to Continuity, including, but not limited to, all applicable federal and state “blue-sky” securities laws.  Continuity (i) has not received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or received any written notice from any governmental authority or any other written notice which would indicate that Continuity is not currently in compliance with all applicable legal requirements, and (ii) is not in default under any legal requirement applicable to Continuity, and no condition exists (whether or not covered by insurance) that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any legal requirement applicable to Continuity.  Without limiting the generality of the foregoing, Continuity has not received notice of any claim, action, suit, investigation or proceeding which might result in a finding that Continuity is not or has not been in compliance with legal requirements relating to (i) the development, testing, manufacture, packaging, distribution, and marketing of its products, (ii) employment, safety and health, and/or (iii) environmental protection, building, zoning and land use.

E.      Absence of Conflicts.  The execution and delivery of this Agreement, the transfer of their shares of Continuity Common Stock and the consummation by Continuity of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of Continuity’s Certificate of Incorporation or Bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which Continuity is a party to or by which any of its assets are bound, (iii) do not and shall not cause Continuity to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of Continuity.  Continuity has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

F.  Financial Statements. Attached hereto as Exhibit “E” are the following audited financial statements of Continuity (collectively the “Continuity Financial Statements”): (i) consolidated balance sheets as of June 30, 2011, (ii) statements of income for the period from inception on March 25, 2011 through June 30, 2011, (iii) changes in stockholders’ equity and (iv) cash flow from inception to June 30, 2011.

G. Environmental Compliance.

i. Continuity has complied and is in compliance, in all material respects, with all applicable Environmental, Health and Safety Requirements.

ii. Without limiting the generality of subparagraph “i” of this Paragraph “G” of this Article “6” of this Agreement, Continuity has obtained, has complied and is in compliance, in all material respects, with all material permits, licenses and other authorizations which are required pursuant to Environmental, Health and Safety Requirements for the occupation of its facilities and the operation of its business.

iii. Continuity has not received any written or oral notice, report or other information with respect to any actual or alleged material violation of Environmental, Health and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to its business or its facilities arising under Environmental, Health and Safety Requirements.

H. OSHA Compliance.  Continuity is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges pursuant to OSHA and other governmental requirements relating to occupational health and safety including, but not limited to, OSHA.

I. Non-Tax Liabilities. Continuity does not have any liabilities of any nature, accrued or contingent, including, but not limited to, liabilities to customers or suppliers, other than the following:

i.  Liabilities for which full provision has been made on the Continuity Financial Statements; and

ii.  Other liabilities arising since inception and prior to the date of this Agreement in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) as set forth in Section “6I” of the Continuity Disclosure Statement which is annexed hereto as Exhibit “F” which are not inconsistent with the representations and warranties of Continuity or any other provision of this Agreement.

J. Representations and Obligations With Respect to Taxes.

i. As used in this Paragraph “J” of this Article “6” of this Agreement, “Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the “Code”) or any similar group defined under a similar provision of state, local, or foreign law; “Tax” means any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and “Taxes” means any or all of the foregoing collectively; and “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

ii. Continuity has filed all tax returns which it was required to file, all such tax returns were true, correct, and complete in all material respects, all taxes owed by Continuity (whether or not shown on any tax return and whether or not any tax return was required) have been paid, Continuity is not currently the beneficiary of any extension of time within which to file any tax return, no claim has ever been made by a taxing authority in a jurisdiction where the Continuity does not file tax returns which it is or may be subject to taxation by that jurisdiction, and there are no liens on any of the assets of Continuity that arose in connection with any failure (or alleged failure) to pay any tax, except for liens for taxes not yet due.

iii. Continuity has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

iv. No director or officer (or employee responsible for tax matters) of Continuity has received any notification (whether written or oral) that any taxing authority will assess any additional taxes for any period for which tax returns have been filed.  There is no dispute or claim concerning any tax liability of Continuity claimed or raised by any taxing authority.  Section “6J” of Exhibit “F” lists all Federal, state, local, and foreign income tax returns filed with respect to Continuity and indicates which of those tax returns has been audited and indicates those tax returns which currently are the subject of audit or with respect to which any written or unwritten notice of any audit or examination has been received by Continuity.  No issue relating to taxes has been raised by a taxing authority during any pending audit or examination, and no issue relating to taxes was raised by a taxing authority in any completed audit or examination, which reasonably can be expected to recur in a later taxable period. Section “6J” of Exhibit “F” includes true, correct, and complete copies of all Federal income tax returns, examination reports, and statements of deficiencies assessed against or agreed to by Continuity.

v. Continuity has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

vi. Continuity has not made any payments, is not obligated to make any payments and is not a party to any agreement which under certain circumstances could obligate it to make any payments that will not be deductible under section 280G of the Code. Continuity has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.  Continuity has disclosed on its Federal income tax returns all positions taken therein which could give rise to a substantial understatement of Federal income tax within the meaning of Section 6662 of the Code.  Continuity is not a party to any tax allocation or sharing agreement. Continuity (a) has not been a member of an Affiliated Group filing a consolidated Federal income tax return and (b) has no liability for the taxes of any person under treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

vii. Continuity shall not be required to include in a taxable period ending after the Closing Date taxable income attributable to income which accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting, or Section 481 of the Code or any comparable provision of state, local, or foreign tax law.

viii. Except as otherwise set forth in Section “6J” of Exhibit “F” attached hereto, Continuity is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for Federal income tax purposes.

ix. Continuity has not entered into any sale leaseback or leveraged lease transaction which fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law) or any safe harbor lease transaction.

x. All elections with respect to taxes affecting Continuity are disclosed or attached to a tax return of Continuity.

xi. All private letter rulings issued by the Internal Revenue Service to Continuity (and any corresponding ruling or determination of any state, local, or foreign taxing authority) have been disclosed in Section “6J” of Exhibit “F”, and there are no pending requests for any such rulings (or corresponding determinations).

K. Contracts.  Except as set forth in Section “6K” of Exhibit “F”, Continuity is not a party to any material contracts.

L.  Absence of Changes.  Since inception, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Continuity taken as a whole. Without limiting the generality of the foregoing except as set forth in Section 6C of Exhibit “F”, since inception:

i. Continuity has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside of the ordinary course of business;

ii. Continuity has not entered into any material agreement, contract, lease, or license outside of the ordinary course of business;

iii. no party (including Continuity) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which Continuity is a party;

iv. Continuity has not made any material expenditures of its capital outside of the ordinary course of business;

v. Continuity has not made any material capital investment in, or any material loan to, any other person or entity outside of the ordinary course of business;

vi. Continuity has not granted any license or sublicense of any material rights under or with respect to any intellectual property;

vii. Continuity has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind);

viii. Continuity has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

ix. Continuity has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside of the ordinary course of business;

x. Continuity has not granted any increase in the base compensation of any of its directors, officers, and employees outside of the ordinary course of business;

xi. Continuity has not made any other material change in employment terms for any of its directors, officers, and employees outside of the ordinary course of business;

xii. Continuity has not experienced any event, circumstance, or change (other than general economic conditions) which had or can reasonably be expected to have a material adverse effect upon the business, operations, prospects, properties, financial condition, or working capital of Continuity;

xiii. Continuity has not made any change in any existing election, or made any new election, with respect to any tax law in any jurisdiction which election could have an effect upon the tax treatment of Continuity or its business operations;

xiv. Continuity has not settled any claim or litigation, or filed any motions, orders, briefs, or settlement agreements in any proceeding before any governmental authority or any arbitrator;

xv. Continuity has not maintained its books of account other than in the usual, regular, and ordinary manner and on a basis consistent with prior periods or made any change in any of its accounting methods or practices;

xvi. Continuity has not suffered any extraordinary losses or waived any rights of any value;

xvii. Continuity has not (a) liquidated inventory or accepted product returns other than in the ordinary course, (b) accelerated receivables, (c) delayed payables, or (d) changed in any material respect its practices in connection with the payment of payables and/or the collection of receivables; and

xviii. Continuity has not committed to do any of the actions set forth in Subparagraphs “i” through “xxiii” of this Paragraph “L” of this Article “6” of this Agreement.

M.  No Approvals.  No approval of any third party including, but not limited to, any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

N.  Broker.  Continuity has not had any dealing with respect to the transactions set forth in this Agreement with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement.  Continuity represents that it has not dealt with any such person, firm or corporation and agrees to indemnify and hold harmless Continuity from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by Continuity or its affiliates or agents.

O. Securities Laws.  Neither Continuity nor any director or executive officer of Continuity, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and there is not, pending or contemplated, any investigation by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA), or other regulatory authority with respect to Continuity  or any current or former director or executive officer of Continuity.

P. Intellectual Property.

i. Continuity has not interfered with, infringed upon, misappropriated, or violated any material intellectual property rights of third parties in any material respect, and none of the directors and officers of Continuity has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Continuity must license or refrain from using any intellectual property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or violated any intellectual property rights of Continuity in any respect.

ii. Section “6P” of Exhibit “F” identifies each patent or registration which has been issued to Continuity with respect to any of its intellectual property, identifies each pending patent application or application for registration which Continuity has made with respect to any of its intellectual property, and identifies each license, agreement, or other permission which Continuity has granted to any third party with respect to any of its intellectual property (together with any exceptions).  Section “6P” of Exhibit “F” sets forth correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date).  Section “6P” of Exhibit “F” also identifies each trade name or unregistered trademark and each copyright used by Continuity in connection with any of its businesses.

With respect to each item of intellectual property required to be identified in Section “6P” of Exhibit “F” pursuant to the prior paragraph of this Subparagraph “ii” of this Paragraph “P” of this Article “6” of this Agreement:

a. Continuity possesses all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

b. the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

c. no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

d. Continuity has never agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

iii. Section “6P” of Exhibit “F” identifies each material item of intellectual property which any third party owns and which Continuity uses pursuant to license, sublicense, agreement, or permission. Section “6P” of Exhibit “F” sets forth correct and complete copies of all such licenses, sublicenses, agreements, and permissions (with all amendments, if any).

With respect to each item of intellectual property required to be identified in Section “6P” of Exhibit “F” pursuant to the prior paragraph of this Subparagraph “iii” of this Paragraph “P” of this Article “6” of this Agreement:

a. the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

b. no other party to the license, sublicense, agreement, or permission is in material breach or default thereof , and no event has occurred which with notice or lapse of time would constitute a material breach or default by such other party or permit termination, modification or acceleration thereof by Continuity;

c. Continuity is not in material breach or default of any such license, sublicense, agreement, or permission, and no event has occurred which with notice or lapse of time would constitute a material breach or default by Continuity or permit termination, modification, or acceleration thereof by another party thereto;

d. no other party to the license, sublicense, agreement, or permission has repudiated any material provision thereof;

e. Continuity has not repudiated any material provision of any license, sublicense, agreement, or permission; and

f. Continuity has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

iv. Continuity is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, which would interfere with his or her duties to Continuity or that would conflict with Continuity’s business as conducted.

Q. Insurance.  Section “6Q” of Exhibit “F” sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) with respect to which Continuity is a party, a named insured, or otherwise the beneficiary of coverage:

i. the name, address, and telephone number of the agent;

ii. the name of the insurer, the name of the policyholder, and the name of each covered insured;

iii. the policy number and the period of coverage;

iv. the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and the amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

v. a description of any retroactive premium adjustments or other material loss-sharing arrangements.

With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) neither any of Continuity nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy (including but not limited to retroactive premium adjustments); and (iii) no party to the policy has repudiated any material provision thereof.  Section “6Q” of Exhibit “F” describes any material self-insurance arrangements affecting Continuity, and identifies each material insurance claim made by Continuity in the three (3) years prior to the date of this Agreement.

R. Employee Benefits.  There is no employee benefit plan which Continuity maintains or to which Continuity contributes or has any obligation to contribute.

S. Guaranties.  Continuity is not a guarantor or is not otherwise responsible for any liability or obligation (including indebtedness) of any other person or entity.

T. Certain Business Relationships.  Except as set forth in Section “6T” of Exhibit “F”, none of the officers, directors or stockholders of Continuity has been involved in any material business arrangement or relationship with Continuity, and none of the officers, directors or stockholders of Continuity owns any material asset, tangible or intangible, which is used in the business of Continuity.

U. Registration Rights.  Except as is set forth in Section “6U” of Exhibit “F”, Continuity has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of Continuity registered with the United States Securities and Exchange Commission or any other governmental authority.

V. Change of Control Payments.  Neither the execution, delivery and performance by Continuity of this Agreement nor the consummation of any of the transactions contemplated by this Agreement shall require any payment by Continuity, in cash or kind, under any agreement, plan, policy, commitment or other arrangement of Continuity.  There are no agreements, plans, policies, commitments or other arrangements with respect to any compensation, benefits or consideration which will be materially increased, or the vesting of benefits of which will be materially accelerated, as a result of the execution and delivery of this Agreement and any of the Exhibits to this Agreement or the occurrence of any of the transactions completed by this Agreement.  There are no payments or other benefits, the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement.  Continuity has not made, is not obligated to make, and is not a party to any agreement that under certain circumstances could obligate it to make any “excess parachute payment” as defined in Code Section 280G.

W. Investments.  Continuity owns no debt or equity securities of any entities except as set forth in Section “6W” of Exhibit “F” attached hereto.

X. Accounts Receivable.  Except as otherwise set forth in Section “6X” of Exhibit “F”, the accounts receivable reflected on the June 30, 2011 balance sheet included in the Continuity Financial Statements and all of Continuity’s accounts receivable arising since June 30, 2011 arose from bona fide transactions in the ordinary course of business, and the goods and services involved have been sold, delivered, and performed to the account obligors, and no further filings (with governmental authorities, insurers or others) are required to be made, no further goods are required to be provided and no further services are required to be rendered in order to complete the sales and fully render the services and to entitle Continuity to collect the accounts receivable in full.  Except as otherwise set forth in Section “6X” of Exhibit “F” attached hereto, no such account has been assigned or pledged to any other person or entity, and, except only to the extent fully reserved against as set forth in the June 30, 2011 balance sheet included in the Continuity Financial Statements, no defense or set-off to any such account has been asserted by the account obligor.

Y. Inventory.  Continuity does not have any inventory.

Z. Properties and Assets.  Continuity has and will have as of the Closing Date legal and beneficial ownership of any and all properties and assets (real, personal or mixed, tangible or intangible) set forth in Section “6Z” of Exhibit “F”, or the legal right to use such properties and assets through lease agreements, licenses or the like, free and clear of any and all liens.  Except as otherwise set forth in Section “6Z” of Exhibit “F”, Continuity’s properties and assets are suitable for the purposes for which intended and in operating condition and repair consistent with normal industry standards, except for ordinary wear and tear, and except for such properties and assets as shall have been taken out of service on a temporary basis for repairs or replacement consistent with Continuity’s prior practices and normal industry standards.  Except as otherwise set forth in Section “6Z” of Exhibit “F”, since inception there has not been any significant interruption of Continuity’s business due to inadequate maintenance or obsolescence of the properties and assets.

AA. Real Property.  Except as set forth on Section “6AA” of Exhibit “F” Continuity has no interest in any real property.

BB. Commitments.

i. Except as otherwise set forth in Section “6BB” of Exhibit “F”, Continuity is not a party to or bound by any of the following, whether written or oral:

a. any contract which cannot by its terms be terminated by Continuity upon 30 days’ or less notice without penalty or whose term continues beyond one year after the date of this Agreement;

b. any contract or commitment for capital expenditures by Continuity not in the ordinary course of business;

c. any lease or license with respect to any properties, real or personal, whether as landlord, tenant, licensor, or licensee;

d. any contract, indenture, or other instrument relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any Properties;

e. any partnership agreement, joint venture agreement or limited liability company agreement;

f. any contract with any affiliate of Continuity relating to the provision of goods or services by or to Continuity;

g. any contract for the sale of any assets not in Continuity’s ordinary course of business;

h. any contract which purports to limit Continuity’s freedom to compete freely in any line of business or in any geographic area;

i. preferential purchase right, right of first refusal, or similar contract; or

j. other contract with respect to the business of Continuity.

ii. Except as disclosed in Section “6BB” of Exhibit “F”, all of the contracts listed or required to be listed in Section “6BB” of Exhibit “F” are valid, binding, and in full force and effect, Continuity has not been notified or advised by any party thereto of such party’s intention or desire to terminate or modify any such contract in any respect, and Continuity is not in breach of any of the terms or covenants of any contract listed or required to be listed in Section “6BB” of Exhibit “F”.

iii. Except as otherwise set forth in Section “6BB” of Exhibit “F”, Continuity is not a party to or bound by any contract or contracts the terms of which were arrived at by or otherwise reflect less-than-arm’s-length negotiations or bargaining.

CC. Permits. Continuity has any and all permits, rights, approvals, licenses, authorizations, legal status, orders, or contracts under any legal requirement or otherwise granted by any governmental authority (“Permits”) necessary for Continuity to own, operate, use, and/or maintain its properties and to conduct its business and operations as presently conducted and as it presently expects such business and operations to be conducted in the future.  All such Permits are in effect, no proceeding is pending to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits. No administrative or governmental actions have been taken  in connection with the expiration or renewal of such Permits which could reasonably be expected to adversely affect the ability of Continuity to own, operate, use, or maintain any of its properties or to conduct its business and operations as presently conducted and as expected to be conducted in the future.  There are no (i) violations which have occurred that remain uncured, unwaived, or otherwise unresolved, or are occurring in respect of any such Permits, other than inconsequential violations, and (ii) circumstances which exist that would prevent or delay the obtaining of any requisite consent, approval, waiver, or other authorization of the transactions contemplated by this Agreement with respect to such Permits that by their terms or under applicable law may be obtained only after Closing.

(i) the name of each bank, trust company, or other financial institution and stock or other broker with which Continuity has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box, or vault, and (iv) the names of all persons authorized by proxies, powers of attorney, or other like instrument to act on behalf of Continuity in matters concerning any of its business or affairs.
DD. Banks.  Section “6DD” of Exhibit “F” sets forth Except as otherwise set forth in Section “6DD” of Exhibit “F” attached hereto, no such proxies, powers of attorney, or other like instruments are irrevocable.

EE. Absence of Certain Business Practices.  There is no instance where Continuity or any affiliate or agent of Continuity, or any other person acting on behalf of or associated with Continuity, acting alone or together, has received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee, or agent of any customer or supplier.

FF. Transactions with Affiliates.  Except as set forth in Section “6FF” of Exhibit “F” attached hereto and except for normal advances to employees consistent with past practices, payment of compensation for employment to employees consistent with past practices, and participation in employee benefit plans by employees, Continuity has not purchased, acquired, or leased any property or services from, or sold, transferred, or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting, or similar agreement with, or engaged in any other significant transaction with any officer, director, or stockholder of Continuity or any of their respective affiliates.  Except as set forth in Section “6FF” of Exhibit “F”, no officer, director, or stockholder of Continuity and none of their respective affiliates is indebted to Continuity for money borrowed or other loans or advances, and Continuity is not indebted to any such affiliate.

GG. Litigation.  There are no legal, administrative, arbitration or other proceedings or governmental investigations materially affecting Continuity or its properties, assets or businesses, or with respect to any matter arising out of the conduct of Continuity’s business pending or threatened, by or against, any officer or director of Continuity in connection with its affairs, whether or not covered by insurance.  (i) neither Continuity nor its officers or directors are subject to any order, writ, injunction or decree of any court, department, agency or instrumentality affecting Continuity, and (ii) Continuity is not presently engaged in any legal action.  Section “6GG” of Exhibit “F” also includes a listing of all claims, actions, suits, investigations, or proceedings involving Continuity which were pending, settled, or adjudicated since inception.

HH. Business Conducted in No Other Name.  All business of Continuity has been conducted in its name and for its benefit and there are no parties related, either directly or indirectly, which are competing for the business of Continuity.

II.     No Approvals.  No approval of any governmental authority is required of them in connection with the consummation of the transactions set forth in this Agreement.

JJ.    Broker.  They have not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement. David Godwin and Anthony Roth represent that they have not dealt with any such person, firm or corporation and agrees to indemnify and hold harmless EDUtoons from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by him or it or his or its affiliates or agents.

KK.  Complete Disclosure.  No representation or warranty of Continuity which is set forth in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, contains or shall contain any untrue statement of a material fact, or omits or shall omit to state any fact which is required to make the statements which are contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement, in light of the circumstances under which they were made, not materially misleading.  There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of Continuity which would materially adversely affect same which has not been disclosed to EDUtoons in this Agreement.

LL.   Notification   If any event occurs or any event known to either Continuity, David Godwin or Anthony Roth  relating to or affecting either shall occur as a result of which (i) any provision of this Article “6” of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Article “6” of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, Continuity, David Godwin or Anthony Roth, as the case may be, shall immediately notify EDUtoons pursuant to Paragraph “C” of Article “12” of this Agreement.

MM. No Defense.  It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that EDUtoons knew or had reason to know that any covenant, representation or warranty of Continuity in this Agreement or furnished or to be furnished to EDUtoons contained untrue statements.

7.           Continuity’s Non-Director Stockholders’ Representations, Warranties and Covenants.  Continuity’s Non-Director Stockholders (those Stockholders other than David Godwin or Anthony Roth) (“Continuity’s Non-Director Stockholders”) each severally but not jointly (each Non-Director Stockholder is independent of the others and without knowledge of, or responsibility for, the other Non-Director Stockholders) represent, warrant and covenant to Continuity and EDUtoons as follows:

A.  Ownership.  They each represent and warrant the following with respect to only the shares which are set forth next to each of their names on Exhibit A, he, she or it:

i. is the record, beneficial and equitable owner of such shares; and
ii. holds his, hers or its shares free and clear of all liens, claims or encumbrances and that he, she or it has the full right and authority to exchange or transfer said shares pursuant to the terms of this Agreement.

B.  Absence of Conflicts.  Their execution and delivery of this Agreement, the transfer of their shares of Continuity Common Stock and the consummation by them of the transactions set forth in this Agreement do not and shall not cause them to violate or contravene any provision of law or any governmental rule or regulation.

C.  No Approvals.  No approval of any governmental authority is required of them in connection with the consummation of the transactions set forth in this Agreement.

D.  Broker.  They have not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement. The Warranting Continuity Stockholders represent that they have not dealt with any such person, firm or corporation and agrees to indemnify and hold harmless Continuity and EDUtoons from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by him or it or his or its affiliates or agents.

E.  Complete Disclosure.  No representation or warranty of them which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading.

F.  Notification.  If any event occurs or any event known to Continuity’s Non-Director Stockholders relating to or affecting Continuity’s Non-Director stockholders shall occur as a result of which (i) any provision of this Article “7” of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Article “7” of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, Continuity’s Non-Director Stockholders shall immediately notify Continuity and EDUtoons pursuant to Paragraph “C” of Article “12” of this Agreement.

G.  No Defense.  It shall not be a defense to a suit for damages by another party to this Agreement against them for any misrepresentation or breach of covenant or warranty that the other party which is suing them knew or had reason to know that any covenant, representation or warranty of him in this Agreement contained untrue statements.

8.           EDUtoons’s Representations, Warranties and Covenants.  EDUtoons represents, warrants and covenants to Continuity as follows:

A. Corporate Status.

i.      EDUtoons is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement; and

ii.      Copies of (a) the Certificate of Incorporation of EDUtoons, and all amendments to the Certificate of Incorporation certified by the Secretary of EDUtoons and (b) the Bylaws of EDUtoons, as amended, certified by the Secretary of EDUtoons are annexed to, and made a part of, this Agreement as Exhibits “G” and “H”, respectively, and are complete and correct as of the date of this Agreement.

B.      Capitalization.  EDUtoons does not have any (i) subscriptions, options, warrants, rights or other agreements outstanding to acquire from EDUtoons shares of stock of EDUtoons or any other equity security or security convertible into an equity security of EDUtoons, (ii) outstanding shares of preferred stock or (iii) agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of EDUtoons.

C.      Authority of EDUtoons.  EDUtoons has full corporate power and authority to execute, deliver and perform this Agreement and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement and no other corporate action on its part is necessary to authorize and approve this Agreement or to consummate the transactions contemplated by this Agreement.  This Agreement and the consummation by EDUtoons of the transactions set forth in this Agreement have been duly and validly authorized, executed and delivered by the Board of Directors of EDUtoons, and (assuming the valid authorization, execution and delivery of this Agreement by Continuity) this Agreement is valid and binding upon EDUtoons and enforceable against EDUtoons in accordance with its terms (except as the enforceability of this Agreement may be limited by bankruptcy, insolvency, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies, and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity).  An executed certified resolution of the Board of Directors of EDUtoons approving EDUtoons’s entry into this Agreement and the consummation of the transactions set forth in this Agreement are annexed to, and made a part of, this Agreement as Exhibit “I”.

D.      Compliance with the Law and Other Instruments.  Except as otherwise set forth in Section “8D” of the EDUtoons Disclosure Statement which is annexed hereto as Exhibit “J”, EDUtoons is and has been in material compliance in all material respects with any and all legal requirements applicable to EDUtoons, including, but not limited to, all applicable federal and state “blue sky” securities laws.  Except as otherwise set forth in Section “8D” of Exhibit “J”, EDUtoons (i) has not received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or received any written notice from any governmental authority or any other written notice which would indicate that EDUtoons is not currently in compliance with all applicable legal requirements, and (ii) is not in default under any legal requirement applicable to EDUtoons, and no condition exists (whether or not covered by insurance) that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any legal requirement applicable to EDUtoons.  Without limiting the generality of the foregoing, EDUtoons has not received notice of any claim, action, suit, investigation or proceeding which might result in a finding that EDUtoons is not or has not been in compliance with legal requirements relating to (i) the development, testing, manufacture, packaging, distribution, and marketing of its products, (ii) employment, safety and health, and/or (iii) environmental protection, building, zoning and land use.

E.      Absence of Conflicts.  The execution and delivery of this Agreement, and the consummation by EDUtoons of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of EDUtoons’s Certificate of Incorporation or Bylaws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which EDUtoons is a party to or by which any of its assets are bound, (iii) do not and shall not cause EDUtoons to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of EDUtoons.  EDUtoons has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

F.  Financial Statements.  The following audited financial statements for EDUtoons (collectively the “EDUtoons Financial Statements”) are available (i) statements of income for the period between inception and ended June 30, 2011 , (ii) changes in stockholders’ equity, and (iii) cash flow as of and for the period between inception and ended June 30, 2011.  The EDUtoons Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of EDUtoons as of such dates and the results of operations of EDUtoons for such periods.

G. Environmental Compliance.

i. EDUtoons has complied and is in compliance, in all material respects, with all applicable Environmental, Health and Safety Requirements.

ii. Without limiting the generality of subparagraph “i” of this Paragraph “G” of this Article “6” of this Agreement, EDUtoons has obtained, has complied and is in compliance, in all material respects, with all material permits, licenses and other authorizations which are required pursuant to Environmental, Health and Safety Requirements for the occupation of its facilities and the operation of its business.

iii. EDUtoons has not received any written or oral notice, report or other information with respect to any actual or alleged material violation of Environmental, Health and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to its business or its facilities arising under Environmental, Health and Safety Requirements.

H. OSHA Compliance.  EDUtoons is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges pursuant to OSHA and other governmental requirements relating to occupational health and safety including, but not limited to, OSHA.

I. Non-Tax Liabilities.  EDUtoons does not have any liabilities of any nature, accrued or contingent, including, but not limited to, liabilities to customers or suppliers, other than the following:

i.  Liabilities for which full provision has been made on the EDUtoons Financial Statements; and

ii.  Other liabilities arising since inception and prior to the date of this Agreement in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) as set forth in Section “8I” of Exhibit “J” which are not inconsistent with the representations and warranties of EDUtoons or any other provision of this Agreement.

J. Representations and Obligations Regarding Taxes.

i. As used in this Paragraph “J” of this Article “6” of this Agreement, “Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local, or foreign law; “Tax” means any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and “Taxes” means any or all of the foregoing collectively; and “Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

ii. Except as set forth in Section “8J” of Exhibit “J”, EDUtoons has filed all tax returns which it was required to file and all such tax returns were true, correct, and complete in all material respects, all taxes owed by EDUtoons (whether or not shown on any tax return and whether or not any tax return was required) have been paid, EDUtoons is not currently the beneficiary of any extension of time within which to file any tax return, no claim has ever been made by a taxing authority in a jurisdiction where EDUtoons does not file tax returns which it is or may be subject to taxation by that jurisdiction, and there are no liens on any of the assets of EDUtoons that arose in connection with any failure (or alleged failure) to pay any tax, except for liens for taxes not yet due.

iii. EDUtoons has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

iv. No director or officer (or employee responsible for tax matters) of EDUtoons has received any notification (whether written or oral) that any taxing authority will assess any additional taxes for any period for which tax returns have been filed.  There is no dispute or claim concerning any tax liability of EDUtoons claimed or raised by any taxing authority.  Except as otherwise set forth in Section “8J” of Exhibit “J” attached hereto, no issue relating to taxes has been raised by a taxing authority during any pending audit or examination, and no issue relating to taxes was raised by a taxing authority in any completed audit or examination, which reasonably can be expected to recur in a later taxable period.

v. EDUtoons has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

vi. EDUtoons has not made any payments, is not obligated to make any payments and is not a party to any agreement which under certain circumstances could obligate it to make any payments that will not be deductible under section 280G of the Code. EDUtoons has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.  EDUtoons has disclosed on its Federal income tax returns all positions taken therein which could give rise to a substantial understatement of Federal income tax within the meaning of Section 6662 of the Code.  EDUtoons is not a party to any tax allocation or sharing agreement. EDUtoons (a) has not been a member of an Affiliated Group filing a consolidated Federal income tax return and (b) has no liability for the taxes of any person under treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

vii. EDUtoons shall not be required to include in a taxable period ending after the Closing Date taxable income attributable to income which accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting, or Section 481 of the Code or any comparable provision of state, local, or foreign tax law.

viii. Except as otherwise set forth in Section “8J” of Exhibit “J” attached hereto, EDUtoons is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for Federal income tax purposes.

ix. Except as otherwise set forth in Section “8J” of Exhibit “J” attached hereto, EDUtoons has not entered into any sale leaseback or leveraged lease transaction which fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law) or any safe harbor lease transaction.

x. All elections with respect to taxes affecting EDUtoons are disclosed or attached to a tax return of EDUtoons.

xi. All private letter rulings issued by the Internal Revenue Service to EDUtoons (and any corresponding ruling or determination of any state, local, or foreign taxing authority) have been disclosed in Section “8J” of Exhibit “J”, and there are no pending requests for any such rulings (or corresponding determinations).

K. Contracts.  Except as set forth in Section “8K” of Exhibit “J”, EDUtoons is not a party to any material contracts.

L.  Absence of Changes.  Since its inception, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of EDUtoons taken as a whole. Without limiting the generality of the foregoing, except as set forth in Section “8L” of Exhibit “J” since its inception:

i. EDUtoons has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside of the ordinary course of business;

ii. EDUtoons has not entered into any material agreement, contract, lease, or license outside of the ordinary course of business;

iii. no party (including EDUtoons) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which EDUtoons is a party;

iv. EDUtoons has not imposed any security interest upon any of its assets, tangible or intangible;

v. EDUtoons has not made any material expenditures of its capital outside of the ordinary course of business;

vi. EDUtoons has not made any material capital investment in, or any material loan to, any other person or entity outside of the ordinary course of business;

vii. EDUtoons has not created, incurred, assumed, or guaranteed more than $10,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

viii. EDUtoons has not granted any license or sublicense of any material rights under or with respect to any intellectual property;

ix. there has been no change made or authorized in the Certificate of Incorporation or Bylaws of EDUtoons;

x.  EDUtoons has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

xi. EDUtoons has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind);

xii. EDUtoons has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

xiii. EDUtoons has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside of the ordinary course of business;

xiv. EDUtoons has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

xv. EDUtoons has not granted any increase in the base compensation of any of its directors, officers, and employees outside of the ordinary course of business;

xvi. EDUtoons has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other employee benefit plan);

xvii. EDUtoons has not made any other material change in employment terms for any of its directors, officers, and employees outside of the ordinary course of business;

xviii. EDUtoons has not experienced any event, circumstance, or change (other than general economic conditions) which had or can reasonably be expected to have a material adverse effect upon the business, operations, prospects, properties, financial condition, or working capital of EDUtoons;

xix. EDUtoons has not made any change in any existing election, or made any new election, with respect to any tax law in any jurisdiction which election could have an effect upon the tax treatment of EDUtoons or its business operations;

xx. EDUtoons has not settled any claim or litigation, or filed any motions, orders, briefs, or settlement agreements in any proceeding before any governmental authority or any arbitrator;

xxi. EDUtoons has not maintained its books of account other than in the usual, regular, and ordinary manner and on a basis consistent with prior periods or made any change in any of its accounting methods or practices;

xxii. EDUtoons has not suffered any extraordinary losses or waived any rights of any value;

xxiii. EDUtoons has not (a) liquidated inventory or accepted product returns other than in the ordinary course, (b) accelerated receivables, (c) delayed payables, or (d) changed in any material respect its practices in connection with the payment of payables and/or the collection of receivables; and

xxiv. EDUtoons has not committed to do any of the actions set forth in Subparagraphs “i” through “xxiii” of this Paragraph “L” of this “6” of this Agreement.

M.  No Approvals.  No approval of any third party including, but not limited to, any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

N.  Broker.  EDUtoons has not had any dealing with respect to the transactions set forth in this Agreement with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement.  EDUtoons represents that it has not dealt with any such person, firm or corporation and agrees to indemnify and hold harmless Continuity from and against any and all claims for brokerage commissions by any person, firm or corporation on the basis of any act or statement alleged to have been made by EDUtoons or its affiliates or agents.

O. Securities Laws.  Neither EDUtoons nor any director or executive officer of EDUtoons, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and there is not, pending or contemplated, any investigation by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA), or other regulatory authority with respect to EDUtoons or any current or former director or executive officer of EDUtoons.

P. Intellectual Property.

i. EDUtoons has not interfered with, infringed upon, misappropriated, or violated any material intellectual property rights of third parties in any material respect, and none of the directors and officers of EDUtoons has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that EDUtoons must license or refrain from using any intellectual property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or violated any material intellectual property rights of EDUtoons in any respect.

ii. Section “8P” of Exhibit “J” identifies each patent or registration which has been issued to EDUtoons with respect to any of its intellectual property, identifies each pending patent application or application for registration which EDUtoons has made with respect to any of its intellectual property, and identifies each license, agreement, or other permission which EDUtoons has granted to any third party with respect to any of its intellectual property (together with any exceptions).

iii. Section “8P” of Exhibit “J” identifies each material item of intellectual property which any third party owns and which EDUtoons uses pursuant to license, sublicense, agreement, or permission. Section “8P” of Exhibit “J” sets forth correct and complete copies of all such licenses, sublicenses, agreements, and permissions (with all amendments, if any).

iv. EDUtoons is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, which would interfere with his or her duties to EDUtoons or that would conflict with EDUtoons’s business as proposed to be conducted.

Q. Insurance.  EDUtoons does not maintain any insurance currently.

R. Employee Benefits.  There is no employee benefit plan which EDUtoons maintains or to which EDUtoons contributes or has any obligation to contribute.

S. Guaranties.  EDUtoons is not a guarantor or is not otherwise responsible for any liability or obligation (including indebtedness) of any other person or entity.

T. Certain Business Relationships.  Except as set forth in Section “8T” of Exhibit “J”, none of the officers, directors or stockholders of EDUtoons has been involved in any material business arrangement or relationship with EDUtoons, and none of the officers, directors or stockholders of EDUtoons owns any material asset, tangible or intangible, which is used in the business of EDUtoons.

U. Registration Rights.  Except as is set forth in Section “8U” of Exhibit “J”, EDUtoons has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of EDUtoons registered with the United States Securities and Exchange Commission or any other governmental authority.

V. Change of Control Payments.  Neither the execution, delivery and performance by EDUtoons of this Agreement nor the consummation of any of the transactions contemplated by this Agreement shall require any payment by EDUtoons, in cash or kind, under any agreement, plan, policy, commitment or other arrangement of EDUtoons.  There are no agreements, plans, policies, commitments or other arrangements with respect to any compensation, benefits or consideration which will be materially increased, or the vesting of benefits of which will be materially accelerated, as a result of the execution and delivery of this Agreement and any of the Exhibits to this Agreement or the occurrence of any of the transactions completed by this Agreement.  There are no payments or other benefits, the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement.  EDUtoons has not made, is not obligated to make, and is not a party to any agreement that under certain circumstances could obligate it to make any “excess parachute payment” as defined in Code Section 280G.

W. Investments.  EDUtoons owns the debt or equity securities of the entities set forth in Section “8W” of Exhibit “J” attached hereto.

X. Accounts Receivable.  EDUtoons does not have any accounts receivable.

Y. Inventory.  EDUtoons does not have any inventory of any type of products.

Z. Property and Assets.  EDUtoons does not have and will not have as of the Closing Date legal and beneficial ownership of any properties or assets.

AA. Real Property.  Except as set forth on Section “8AA” of Exhibit “J” EDUtoons has no interest in any real property.

BB. Commitments.  Except as otherwise set forth in Section “8BB” of Exhibit “J”, EDUtoons is not a party to or bound by any contract or commitment, whether written or oral.

CC. Permits.  Except as otherwise set forth in Section “8CC” of Exhibit “J”, EDUtoons has any and all permits, rights, approvals, licenses, authorizations, legal status, orders, or contracts under any legal requirement or otherwise granted by any governmental authority (“Permits”) necessary for EDUtoons to own, operate, use, and/or maintain its properties and to conduct its business and operations as presently conducted and as it presently expects such business and operations to be conducted in the future.  Except as otherwise set forth in Section “8CC” of Exhibit “J”, all such Permits are in effect, no proceeding is pending to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, no such proceeding is threatened. No administrative or governmental actions have been taken, and no such actions which are threatened in connection with the expiration or renewal of such Permits which could reasonably be expected to adversely affect the ability of EDUtoons to own, operate, use, or maintain any of its properties or to conduct its business and operations as presently conducted and as expected to be conducted in the future.  Except as otherwise set forth in Section “8CC” of Exhibit “J”, there are no (i) violations which have occurred that remain uncured, unwaived, or otherwise unresolved, or are occurring in respect of any such Permits, other than inconsequential violations, and (ii) circumstances which exist that would prevent or delay the obtaining of any requisite consent, approval, waiver, or other authorization of the transactions contemplated by this Agreement with respect to such Permits that by their terms or under applicable law may be obtained only after Closing.

DD. Banks.  In Section “8DD” of Exhibit “J” sets forth (i) the name of each bank, trust company, or other financial institution and stock or other broker with which EDUtoons has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box, or vault, and (iv) the names of all persons authorized by proxies, powers of attorney, or other like instrument to act on behalf of EDUtoons in matters concerning any of its business or affairs.  Except as otherwise set forth in Section “8DD” of Exhibit “J” attached hereto, no such proxies, powers of attorney, or other like instruments are irrevocable.

EE. Absence of Certain Business Practices.  There is no instance where EDUtoons or any affiliate or agent of EDUtoons, or any other person acting on behalf of or associated with EDUtoons, acting alone or together, has received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee, or agent of any customer or supplier.

FF. Transactions with Affiliates.  Except as set forth in Section “8FF” of Exhibit “J” attached hereto, EDUtoons has not purchased, acquired, or leased any property or services from, or sold, transferred, or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting, or similar agreement with, or engaged in any other significant transaction with any officer, director, or stockholder of EDUtoons or any of their respective affiliates.  Except as set forth in Section “8FF” of Exhibit “J”, no officer, director, or stockholder of EDUtoons and none of their respective affiliates is indebted to EDUtoons for money borrowed or other loans or advances, and EDUtoons is not indebted to any such affiliate.

GG. Litigation.  Except as set forth in Section “8GG” of Exhibit “J”, there are no legal, administrative, arbitration or other proceedings or governmental investigations materially affecting EDUtoons or its properties, assets or businesses, or with respect to any matter arising out of the conduct of EDUtoons’s business pending or threatened, by or against, any officer or director of EDUtoons in connection with its affairs, whether or not covered by insurance.  Except as set forth in Section “8GG” of Exhibit “J”, (i) neither EDUtoons nor its officers or directors are subject to any order, writ, injunction or decree of any court, department, agency or instrumentality affecting EDUtoons, and (ii) EDUtoons is not presently engaged in any legal action.  Section “8GG” of Exhibit “J” also includes a listing of all claims, actions, suits, investigations, or proceedings involving EDUtoons which were pending, settled, or adjudicated.

HH. Business Conducted in No Other Name.  All business of EDUtoons has been conducted in its name and for its benefit and there are no parties related, either directly or indirectly, which are competing for the business of EDUtoons.

II. The execution and delivery of this Agreement by EDUtoons and the consummation by EDUtoons of the Acquisition and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of EDUtoons are necessary to authorize this Agreement or to consummate the Acquisition and the other transactions contemplated by this Agreement other than, with respect to the Acquisition, the approval of this Agreement by the holders of a majority of the outstanding shares of EDUtoons Common Stock and the filing and recordation of appropriate documents as required by the DGCL.  This Agreement has been duly and validly executed by EDUtoons and, assuming the due authorization, execution and delivery by EDUtoons constitutes a legal, valid and binding obligation of EDUtoons, enforceable against EDUtoons in accordance with its terms.

JJ.  SEC Documents.  As of the date of this Agreement, except as set forth in Section “8II” of Exhibit “J”, EDUtoons has filed with the Securities and Exchange Commission (the "SEC") all reports, statements, schedules and other documents (collectively, the "SEC Documents") required to be filed.  Except as set forth in Section “8II” of Exhibit “J”, all SEC Documents required to be filed by EDUtoons as of the date of this Agreement were timely filed by EDUtoons or filed within an allowable extension.  As of their respective dates, the SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements included in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  There are no material misstatements or omissions in any periodic report previously filed by EDUtoons pursuant to Section 15(d) of the Securities Exchange Act or in any proxy or information material previously furnished to its stockholders pursuant to Section 14 of the Exchange Act.

KK.  Complete Disclosure.  No representation or warranty of EDUtoons which is set forth in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, contains or shall contain any untrue statement of a material fact, or omits or shall omit to state any fact which is required to make the statements which are contained in this Agreement or in a writing furnished or to be furnished pursuant to this Agreement, in light of the circumstances under which they were made, not materially misleading.  There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of EDUtoons which would materially adversely affect same which has not been disclosed to Continuity in this Agreement.

LL.           Notification     If any event occurs or any event known to EDUtoons relating to or affecting EDUtoons shall occur as a result of which (i) any provision of this Article “8” of this Agreement at that time shall include an untrue statement of a fact, or (ii) this Article “8” of this Agreement shall omit to state any fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading, EDUtoons shall immediately notify Continuity pursuant to Paragraph “C” of Article “12” of this Agreement.

LL.  No Defense.  It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that Continuity knew or had reason to know that any covenant, representation or warranty of EDUtoons in this Agreement or furnished or to be furnished to Continuity contained untrue statements.

9.           Survival of Representations, Warranties and Covenants.  All covenants, agreements, representations and warranties made in or in connection with this Agreement shall survive the Closing Date hereof, and shall continue in full force and effect, it being understood and agreed that each of such covenants, agreements, representations and warranties is of the essence of this Agreement and the same shall be binding upon and shall inure to the benefit of the parties hereto, and their successors and assigns.

10.           Indemnification.

A.           Indemnification by Continuity.

(i)           In order to induce EDUtoons to enter into and perform this Agreement, Continuity does hereby indemnify, protect, defend and save and hold harmless EDUtoons and each of its Stockholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing ("Indemnified Parties"), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense which the Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by Continuity of the representations, warranties and covenants set forth in this Agreement and from any claim resulting from the delivery and or distribution of shares of Common Stock of EDUtoons by Continuity to its Stockholders under this Agreement.

(ii)          In order to induce EDUtoons to enter into and perform this Agreement, Continuity does hereby indemnify, protect, defend and save and hold harmless the Indemnified Parties against any claims including, but not limited to, stockholder appraisal rights pursuant to the applicable provisions of the DGCL, made by any EDUtoons stockholder who has not consented to EDUtoons entering into this Agreement and the transactions set forth in this Agreement.

B.           Indemnification by EDUtoons

(i)  In order to induce Continuity to enter into and perform this Agreement, EDUtoons does hereby indemnify, protect, defend and save and hold harmless Continuity and each of its Stockholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing ("Indemnified Parties"), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense which the Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by EDUtoons of the representations, warranties and covenants set forth in this Agreement and from any claim resulting from the delivery and or distribution of shares of Common Stock of Continuity by EDUtoons to its Stockholders under this Agreement.

(ii)  In order to induce Continuity to enter into and perform this Agreement, EDUtoons does hereby indemnify, protect, defend and save and hold harmless the Indemnified Parties against any claims including, but not limited to stockholder appraisal rights pursuant to the applicable provisions of the DGCL, made by any Continuity Stockholder who has not consented to Continuity entering into this Agreement and the transactions set forth in this Agreement.

C.           Reasonable Costs, Etc.  The indemnification, which is set forth in this Article “10” of this Agreement shall be deemed to include not only the specific liabilities or obligations with respect to which such indemnity is provided, but also all counsel fees, reasonable costs, expenses and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment.

D.           Third Party Claims.  If any demand, claim, action or cause of action, suit, proceeding or investigation (collectively, the “Claim”) is brought against an Indemnified Party for which the Indemnified Party intends to seek indemnity from the other party hereto (the "Indemnifying Party"), then the Indemnified Party within twenty-one (21) days after such Indemnified Party's receipt of the Claim, shall notify the Indemnifying Party pursuant to Paragraph “C” of Article “12” of this Agreement which notice shall contain a reasonably thorough description of the nature and amount of the Claim (the "Claim Notice"). The Indemnifying Party shall have the option to undertake, conduct and control the defense of such claim or demand. Such option to undertake, conduct and control the defense of such claim or demand shall be exercised by notifying the Indemnified Party within ten (10) days after receipt of the Claim Notice pursuant to Paragraph “C” of Article “12” of this Agreement (such notice to control the defense is hereinafter referred to as the “Defense Notice”).  The failure of the Indemnified Party to notify the Indemnifying Party of the Claim shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have pursuant to this Article “10” of this Agreement except to the extent that such failure to notify the Indemnifying Party prejudices the Indemnifying Party. The Indemnified Party shall use all reasonable efforts to assist the Indemnifying Party in the vigorous defense of the Claim. All costs and expenses incurred by the Indemnified Party in defending the Claim shall be paid by the Indemnifying Party.  If, however, the Indemnified Party desires to participate in any such defense or settlement, it may do so at its sole cost and expense (it being understood that the Indemnifying Party shall be entitled to control the defense).  The Indemnified Party shall not settle the Claim.   If the Indemnifying Party does not elect to control the defense of the Claim, within the aforesaid ten (10) day period by proper notice pursuant to Paragraph “C” of Article “12” of this Agreement, then the Indemnified Party shall be entitled to undertake, conduct and control the defense of the Claim (a failure by the Indemnifying Party to send the Defense Notice to the Indemnified Party within the aforesaid ten (10) day period by proper notice pursuant to Paragraph “C” of Article “12” of this Agreement shall be deemed to be an election by the Indemnifying Party not to control the defense of the Claim); provided, however, that the Indemnifying Party shall be entitled, if it so desires, to participate therein (it being understood that in such circumstances, the Indemnified Party shall be entitled to control the defense).  Regardless of which party has undertaken to defend any claim, the Indemnifying Party may, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand; provided however, that if any settlement would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party, the consent of the Indemnified Party shall be a condition to any such settlement.  Notwithstanding the foregoing provisions of this Article “12” of this Agreement, as a condition to the Indemnifying Party either having the right to defend the Claim, or having control over settlement as indicated in this Article “10” of this Agreement, the Indemnifying Party shall execute an agreement acknowledging its liability for indemnification pursuant to this Article “12” of this Agreement.  Whether the Indemnifying Party shall control and assume the defense of the Claim or only participate in the defense or settlement of the Claim, the Indemnified Party shall give the Indemnifying Party and its counsel access, during normal business hours, to all relevant business records and other documents, and shall permit them to consult with its employees and counsel.

11.           Confidentiality.  The Parties agree that the terms of this Agreement are confidential and they shall not make public disclosure of the terms of this Agreement, except: (i) as may be required by law, (ii) in connection with litigation or other legal proceeding against a party, (iii) by judicial or other compulsory process, including, without being limited to, any court order, (iv) as may be required by any federal and/or state regulatory agency, or (v) as may be required in connection with its obligations under federal securities laws and pursuant to the Securities and Exchange Commission or listing requirements.  If either party intends to make a disclosure of the terms of this Agreement as required by law, by judicial or other compulsory process, including, without being limited to, any court order, by any federal and/or state regulatory agency, or as may be required in connection with its obligations under federal securities laws, such party shall notify the other party, if feasible, in advance of any such disclosure.  The Parties agree that the terms of this Paragraph “G” of this Article “11” of this Agreement regarding confidentiality are not material to this Agreement and any breach of this paragraph shall not be considered a material breach of this Agreement.  In the event of such a breach of this Paragraph “G” of this Article “11” of this Agreement, the non-breaching party shall only be entitled to injunctive relief and/or monetary damages for actual harms caused by the breach.

12.           Miscellaneous.

(A)           Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Subscription Agreement.

(B)           Enforceability.  If any provision which is contained in this Agreement, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement and in this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

(C)           Notices.  Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, (ii) overnight delivery with confirmation of delivery or (iii) electronic mail (“E-mail”) or facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

If to Continuity:	ContinuityX, Inc.
610 State Route 116
Metamora, IL 61548
Attention: Anthony G. Roth
Facsimile No.: (309) 367-2801
E-mail address: aroth@continuityx.com

with a copy to:	Mintz & Fraade, P.C.
488 Madison Avenue, Suite 1100
New York, NY  10022
Attention: Frederick M. Mintz, Esq.
Facsimile No.: (212) 486-0701
E-mail address: FMM@mintzfraade.com

If to EDUtoons:	EDUtoons, Inc.
610 State Route 116
Metamora, IL 61548
Attention: Anthony G. Roth
Facsimile No.: (309) 367-2801
E-mail address: aroth@continuityx.com

with a copy to:	Mintz & Fraade, P.C.
488 Madison Avenue, Suite 1100
New York, NY  10022
Attention: Frederick M. Mintz, Esq.
Facsimile No.: (212) 486-0701
E-mail address: FMM@mintzfraade.com

or in each case to such other address, E-mail address and facsimile number as shall have last been furnished by like notice.  If all of the methods of notice set forth in this Paragraph “C” of this Article “12” of this Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses.  Each notice or communication shall be deemed to have been given as of the following applicable dates:

(i)           If sent by mail, five (5) days after the later of sending by (a) certified mail, postage prepaid, return receipt requested or (b) first class mail.

(ii)          If sent by overnight delivery, as of the date of delivery with confirmation of delivery.

(iii)         If sent by E-mail or facsimile, either: (a) as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by E-mail or facsimile or (b) if a copy thereof is not mailed by first class mail on the date sent by E-mail or facsimile, then five (5) days after sending by first class mail.

(iv)        If delivered by personal delivery, as of the date of delivery.

(D)        Governing Law; Disputes.   In view of the fact that: (i) both Continuity and EDUtoons were formed under the laws of the State of Delaware; (ii) the principal place of business of EDUtoons had been located in the State of New York; (iii) Continuity intends to do business throughout the world, including the State of New York, in order to avoid the question of which state law shall be applicable, the Parties agree that this Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law.  Moreover, the parties agree that pursuant to Section 5-1401 of the General Obligations Law of New York, if applicable, this Agreement shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws of the State of New York, without giving effect to the principles of conflicts of law.  The parties agree that they shall be deemed to have agreed to binding arbitration with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other provisions of this Agreement and that any such arbitration shall be commenced exclusively in New York County, New York.  Any such arbitration shall be by a panel of three arbitrators who shall also be certified public accountants and pursuant to the commercial rules then existing of the American Arbitration Association in the State of New York, County of New York.  In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction.  The parties specifically designate the courts in the State of New York, County of New York as properly having jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award.  The parties hereby consent to and submit to the exclusive jurisdiction of the courts of the State of New York in any action or proceeding and submit to personal jurisdiction over each of them by such courts.  The parties hereby waive personal service of any and all process and specifically consent that in any such action or proceeding brought in the courts of the State of New York, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph “C” of this Article “12” of this Agreement.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

The Parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators.  In connection with the arbitrators’ determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom.  In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing by the other party by fifteen percent (15%) or more.  For example, if the party initiating arbitration (“A”) seeks an award of $100,000 plus costs and expenses, the other party (“B”) has offered A $50,000 in a legally binding written offer prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has “prevailed”.

The arbitration panel shall have no power to award non-monetary or equitable relief of any sort.  It shall also have no power to award (i) damages inconsistent with any applicable agreement between the parties or (ii) punitive damages or any other damages not measured by the prevailing party’s actual damages; and the parties expressly waive their right to obtain such damages in arbitration or in any other forum.  In no event, even if any other portion of these provisions is held invalid or unenforceable, shall the arbitration panel have power to make an award or impose a remedy which could not be made or imposed by a court deciding the matter in the same jurisdiction.

Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery.

All aspects of the arbitration shall be treated as confidential.  The parties and the arbitration panel may disclose the existence, content or results of the arbitration only as provided in the rules of the American Arbitration Association in the State of New York, County of New York.  Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interest.

E.           Expenses.  Each party to this Agreement shall bear and pay its own costs and expenses incurred in connection with the execution and delivery of this Agreement and the transactions set forth in this Agreement.

F.           Entire Agreement.  This Agreement and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior and contemporaneous agreements and understandings, excluding any agreements which are referred to in this Agreement or any of the documents or instruments required to be executed pursuant to this Agreement, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.  Each party to this Agreement agrees that, except for the representations and warranties contained in this Agreement, no party makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure of any documentation or other information with respect to any one or more of the foregoing.

G.          No Assignment. The parties hereby agree that the obligations under this Agreement shall not be transferred or assigned to any third parties without the prior written consent of each party to this Agreement.

H.          Enforceability.  If any provision which is contained in this Agreement, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement and in this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

I.           Further Assurances.  The Parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

J.           Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

K.           Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

L.           Facsimile and E-mail Signatures.  Any signature which is delivered via facsimile or via E-mail in portable document format (“.pdf”) shall be deemed to be an original and have the same force and effect as if such facsimile or .pdf signature were the original thereof.

M.         Binding upon Execution and Delivery. No party to this Agreement shall be bound hereby until fully executed counterparts to this Agreement have been executed by, and delivered to, each party, or their respective attorneys, by all other parties or their respective attorneys.

N.           Construction.  Each of the parties hereto hereby further acknowledges and agrees that (a) each has been advised by counsel during the course of negotiations and (b) each counsel has had significant input in the development of this Agreement and (c) this Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this Agreement.

O.           Modifications.  This Agreement may not be changed, modified, extended, terminated or discharged orally, except by a written agreement specifically referring to this Agreement which is signed by the Parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Continuity Enterprises Group, Inc.

By:	/s/ David Godwin
David Godwin, President

EDUtoons, Inc.

By:	/s/ David Godwin
David Godwin, President

Continuity’s Stockholder Signature Page

By:	/s/ David Godwin	By:	/s/ Lynda Rubin
	David Godwin		Lynda Rubin

By:	/s/ Gary Ellis	By:	/s/ Robert Rubin
	Gary Elliston		Robert Rubin

Breckenridge Associates, Inc.

By:	/s/ Andrew Roth	By:	/s/ David Pomerantz
	Andrew Roth		David Pomerantz

By:	/s/Andrew Robin	By:	/s/ Beverly Pomerantz
	Andrew Robin		Beverly Pomerantz

By:	/s/Lisa Diaz	By:	/s/ Elizabeth Rosenfeld
	Lisa Diaz		Elizabeth Rosenfeld

Exhibit List

Exhibit A	Continuity’s Stockholders

Exhibit B	Continuity’s Certificate of Incorporation

Exhibit C	Continuity’s Bylaws

Exhibit D	Resolution of Board of Directors of Continuity

Exhibit E	Continuity’s Financial Statements

Exhibit F	Continuity’s Disclosure Statement
Section “6C”:	Changes Since December 31, 2010
Section “6D”:	Compliance with the Law
Section “6I”:	Non-Tax Liabilities
Section “6J”:	Taxes
Section “6K”:	Material Contracts
Section “6P”:	Intellectual Property
Section “6Q”:	Insurance
Section “6T”:	Certain Business Relationships
Section “6U”:	Registration Rights
Section “6W”:	Investments
Section “6X”:	Real Property
Section “6Z”	Properties and Assets
Section “6BB”:	Commitments
Section “6CC”:	Permits
Section “6DD”:	Banks
Section “6FF”:	Transactions with Affiliates
Section “6GG”:	Litigation

Exhibit G	EDUtoons Certificate of Incorporation

Exhibit H	EDUtoons Bylaws

Exhibit I	Resolution of Board of Directors of EDUtoons

Exhibit J	EDUtoons’ Disclosure Statement
Section “8D”:	Compliance with the Law
Section “8I”:	Non-Tax Liabilities
Section “8J”:	Taxes
Section “8K”:	Material Contracts
Section “8L”:	Changes Since June 30, 2011
Section “8P”:	Intellectual Property
Section “8T”:	Certain Business Relationships
Section “8U”:	Registration Rights

Section “8W”:	Investments
Section “8BB”:	Commitments
Section “8CC”:	Permits
Section “8DD”:	Banks
Section “8FF”:	Transactions with Affiliates
Section “8GG”:	Litigation
Section “8II”:	SEC Documents

EXHIBIT A

CONTINUITY’S STOCKHOLDERS

Name	Shares Owned

David Godwin	27,945
Anthony Roth	19,726
Gary Elliston	18,082
Andrew Rubin	4,281
Lisa Diaz	4,281
Lynda Rubin	4,281
Robert Rubin	4,281
Breckenridge Associates, Inc.	7,789
Beverly Pomerantz	4,667
Elizabeth Rosenfeld	4,667

EXHIBIT B

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:30 AM 03/25/2011
FILED 08:30 AM 03/25/2011
SRV 110339314 - 4959060 FILE

STATE *of* DELAWARE
CERTIFICATE *of* INCORPORATION
A STOCK CORPORATION

- **First:** The name of this Corporation is ContinuityX, Inc.
- **Second:** Its registered office in the State of Delaware is to be located at 831 North Tatnall Street Street, in the City of Wilmington County of New Castle Zip Code 19801. The registered agent in charge thereof is ContinuityX, Inc.

- **Fourth:** The amount of the total stock of this corporation is authorized to issue is 100,000 shares (number of authorized shares) with a par value of 1.0000000000 per share.
- **Fifth:** The name and mailing address of the incorporator are as follows:
  Name Timothy J. Weiler, Esquire
  Mailing Address 831 North Tatnall Street Suite 200
  Wilmington, DE Zip Code 19801
- **I, The Undersigned,** for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 25 day of March, A.D. 20 11.

BY: [signature]
(Incorporator)

NAME: Timothy J. Weiler
(type or print)

EXHIBIT C

EXHIBIT D

UNANIMOUS WRITTEN CONSENT OF DIRECTORS
IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS
-OF-
CONTINUITYX, INC.

The undersigned, being all of the directors of ContinuityX, Inc. (the “Company”), a Delaware corporation, hereby consent to the adoption of the following resolutions by written consent, without a meeting of the Board of Directors of the Company, pursuant to Section 141(f) of the Delaware General Corporation Law:

WHEREAS, the Company wishes to be acquired by EDUtoons, Inc. (“EDUtoons”), a public corporation, pursuant to an Acquisition Agreement, a copy of which is annexed hereto as Exhibit “A” (hereinafter, the “Acquisition Agreement”), whereupon the Company shall become a wholly-owned subsidiary of EDUtoons; and

WHEREAS, pursuant to the Acquisition Agreement, (A) EDUtoons shall acquire one hundred (100%) percent of the common stock of the Company in exchange for an aggregate of seven million three hundred thousand (7,300,000) shares of stock in EDUtoons and (B) EDUtoons shall be obligated to file a Form 8-K with the Securities and Exchange Commission within four (4) business days after the Closing date.

WHEREAS, the Board of Directors has determined that it is in the best interest of the Company to enter into the Acquisition Agreement, which will cause the Company to become a wholly-owned subsidiary of EDUtoons.

NOW THEREFORE, it is:

RESOLVED, EDUtoons shall acquire the Company, so that the Company shall become a wholly-owned subsidiary of EDUtoons, and in order to accomplish said acquisition, the Board of Directors hereby authorizes the execution of the Acquisition Agreement; and

RESOLVED, that the officers of the Company, and each of them, are hereby authorized and empowered, in the name and on behalf of the Company, to execute such documents and to take such additional action as they or any of them may deem necessary or desirable in order to implement the intents and purposes of the foregoing resolution.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the 8th day of November, 2011.

David Godwin	Anthony Roth

EXHIBIT E

CONTINUITY’S FINANCIAL STATEMENTS

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm

Financial Statements:

Balance Sheet	43

Statement of Operations	44

Statement of Changes in Shareholders’ Equity	44

Statement of Cash Flows	45

Notes to Financial Statements	46 – 50

Introduction to Pro Forma Consolidated Financial Statements (Unaudited)

Pro Forma Consolidated Balance Sheets

CONTINUITY X, INC.
BALANCE SHEET
June 30, 2011

ASSETS

CURRENT ASSETS
Cash	$149,784
Accounts receivable	537,879
Deposits	46,000
Total Current Assets	733,663

OTHER ASSETS
Security deposits	240,000

Total Other Assets	240,000

TOTAL ASSETS	$973,663

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$140,849
Accrued payroll	208,146
Accrued interest - related party	17,190
Short-term notes payable	108,750
Short-term notes payable - related party	424,750
Income taxes payable	11,325
Total Current Liabilities	911,010

TOTAL LIABILITIES	911,010

SHAREHOLDERS' EQUITY
Common stock - $.10 par value, 100,000 shares authorized, 100,000 shares issued and outstanding	10,000
Retained Earnings	52,653
Total Shareholders' Equity	62,653

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$973,663

CONTINUITY X, INC.
STATEMENT OF OPERATIONS
For the period of inception (March 25, 2011) through June 30, 2011

SERVICES	$1,115,176

COST OF SERVICES	171,198

GROSS PROFIT	943,978

OPERATING EXPENSES
Salaries	260,975
Commissions	326,886
Payroll taxes	56,040
Rent	5,184
Advertising and promotion	9,521
Automobile	4,559
Computer and internet	13,237
Insurance	30,310
Meals and entertainment	2,377
Office supplies	10,502
Outside services	39,594
Postage and shipping	3,295
Telephone	2,420
Travel	45,257
Other	937
TOTAL OPERATING EXPENSES	811,094

INCOME FROM OPERATIONS	132,884

OTHER INCOME (EXPENSES)
Interest income	24
Interest expense	(68,930)
TOTAL OTHER INCOME (EXPENSES)	(68,906)

INCOME BEFORE INCOME TAXES	63,978

PROVISION FOR INCOME TAXES
Federal	10,500
State	825
TOTAL PROVISION FOR INCOME TAXES	11,325

Net Income	$52,653

Earnings per share	$6.45
Weighted average shares	8,163

CONTINUITY X, INC.
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
For the period of inception (March 25, 2011) through June 30, 2011

			Total
	Capital	Retained	Shareholders'
	Stock	Earnings	Equity

Balance at March 25, 2011	$-	$-	$-

Issuance of stock	10,000	-	10,000

Net Income	-	52,653	52,653

Balance at June 30, 2011	$10,000	$52,653	$62,653

CONTINUITY X, INC.
STATEMENT OF CASH FLOWS
For the period of inception (March 25, 2011) through June 30, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$52,653
Adjustments to reconcile net income to net cash used by operating activities:
Common stock issued for services	750
Changes in assets and liabilities
Increase in accounts receivable	(537,879)
Increase in deposits	(46,000)
Increase in accounts payable	196,849
Increase in accrued payroll	292,396
Increase in accrued interest - related party	17,190
Increase in income taxes payable	11,325
NET CASH USED BY OPERATING ACTIVITIES	(12,716)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on related party notes payable	211,000
Proceeds from issuance of stock	2,000
Payments on related party notes payable	(43,000)
Payments on notes payable	(7,500)
NET CASH PROVIDED BY FINANCING ACTIVITIES	162,500

NET INCREASE IN CASH	149,784
CASH - March 25	-
June 30	$149,784

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid during the year:
Interest	$3,240
Taxes	-

SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES
Issuance of common stock to reduce commission payable	$7,250
Issuance of notes payable to reduce commission payable	77,000

Issuance of notes payable due to transfer of security deposits	240,000
Issuance of notes payable to reduce accounts payable	56,000

Note 1 - BUSINESS

Continuity X, Inc. (the “Company”), incorporated under the laws of the State of Delaware on March 25, 2011, with offices located in three cities: Santa Barbara, California; Marlborough, Massachusetts; and Metamora, Illinois.

As a newly formed business in 2011, the Company has managed a collaboration of seasoned technical sales, marketing and operations experts, combined with certified engineers and technology programmers and IT specialists for its strategic channel partners.  By providing consultation and expertise in the discovery, acquisition, implementation and management of network, disaster recovery, voice and voice-over internet protocol (voIP), project design – management – monitoring (virtual – hosted/managed – network), the Company affords clients the ability to have one-stop service at a fair price with responsive and efficient solutions.

The Company provides the management process and consulting for solving problems related to business continuity, disaster relief, virtual – cloud hosting, managed equipment and storage, monitoring, voIP and voice needs.   The Company cooperatively markets its services and expertise alongside its strategic channel partners.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements have been prepared on the accrual basis of accounting.  The significant accounting policies are described below to enhance the usefulness of the financial statements to the reader.

Fiscal Year

The Company’s fiscal year is from July 1 through June 30.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly-liquid financial instruments with a maturity of three months or less to be cash equivalents.  The Company maintains cash and cash equivalents at financial institutions which periodically may exceed federally insured amounts.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are stated at cost. It is management's policy to capitalize certain purchases and donations with a useful life greater than one year and a value greater than $2,000.

Furniture and equipment	5 - 7 years
Computer equipment and software	3 - 5 years
Leasehold improvements	5 - 15 years

No property and equipment was acquired as of June 30, 2011.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date.  Unpaid accounts receivable with invoice dates over 30 days old bear interest at 5% per month. Due to the uncertainty regarding collection, delinquency fees are recognized as income when received.  Accounts receivable are stated at the amounts billed to the customer plus any accrued and unpaid interest.

Payments of accounts receivable are allocated to the specific invoices identified on the customers remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. The carrying amounts of accounts receivable are reduced by an allowance for doubtful accounts that reflects management's best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances that exceed 90 days from invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. Management provides for probable uncollectible amounts through a charge to earnings and a credit to the allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to trade accounts receivable. Changes in the allowance for doubtful accounts have not been material to the financial statements

There was no bad debt expense and no allowance for doubtful accounts has been recorded as of June 30, 2011.

Security deposits

The Company assumed a security deposit on systems and monthly recurring services from a customer by issuing three notes totaling $240,000, of which $150,000 was provided from related parties.  The deposit secures space on the customer’s network which is necessary for the Company’s operations.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned.  The Company's current revenue generating activities primarily involve commission earnings from coordinating network and telecom needs of third parties resulting in services which are then provided by  the Company's primary customer.

The Company submits a contract with a third party to its customer for services that the customer will provide.     The orders are accepted into the customer's process which is guaranteed upon the customer's Systems Engineer provisional acceptance.  The orders are accepted once the pricing schedule order is signed, site and services are selected and the customer's creditworthiness is approved.  The Company's invoice is generated based on the Master Solutions Provider Agreement base compensation rate and revenue is recognized.

The customer may not claw back - unreasonably withhold - or transfer these orders and must pay the Company per agreement in 30 days.  These are one-time incentive compensation fees and only occur with new site orders accepted.

The Company and the customer maintain the right to cancel a portion or the entire order if it notifies the customer prior to "turn-on" of services.  If canceled, the Company may implement incremental add-on sites on subsequent orders.

Advertising

The Company expenses advertising costs as they are incurred.

Income Taxes

The Company files income tax returns in the U.S. federal and California jurisdictions.

Income taxes provide for the tax effects of transactions reported in the financial statements.  The provision for income taxes consists of taxes currently due and, if material, deferred taxes resulting from differences in the accounting methods used for financial reporting purposes and those used for income tax reporting.  There are no material deferred tax items for the period ended June 30, 2011.

The Company follows the provisions of uncertain tax positions as addressed in FASB Accounting Standards Codification 740-10-65-1. The Company recognized no liability for unrecognized tax benefits. The Company has no tax position at June 30, 2011, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the period presented. The Company had no accruals for interest and penalties at June 30, 2011.

Note 3 - OPERATING LEASES

The Company leases office space in Santa Barbara, California.  The term of the lease is through November 30, 2011, and calls for monthly rent of $550.  The lease will continue after the stated term on a month to month basis.

The Company leases office space in Marlborough, Massachusetts.  The term of the lease is through September 30, 2012, and calls for monthly rent of $778 through September 30, 2011, and monthly rent of $840 thereafter.

Total rent expense for the period was $5,184.

Minimum future lease payments on operating leases for the period after June 30, 2011, are as follows:

2011	$7,604
2012	7,560

Total Minimum Future Lease Payments	$15,164

Note 4 - SIGNIFICANT CUSTOMERS AND CREDIT RISK

All of the income for the period was derived from one customer, and all of the accounts receivable as of June 30, 2011, is comprised of one customer.

Note 5 – SHORT-TERM NOTES PAYABLE

The Company entered into a $116,250 non-interest bearing note payable to be paid by September 30, 2011.  The note is secured by the Company’s security deposit and can be repaid at any time.  The Company had an outstanding principal balance of $108,750 as of June 30, 2011.

Related party notes payable

During the period, $77,000 of commissions payable to the President of the Company were converted into two notes payable.  The notes bear 6% simple interest to be paid by January 15, 2012.  The notes were secured by the assets and receivables held by the Company that may be subject to subordination by third-party financiers and could be repaid at any time.  The Company had an outstanding principal balance of $77,000 on the note and has accrued $386 in interest as of June 30, 2011.

During the period, the CFO of the Company advanced the Company $133,750 in the form of two notes bearing a weighted average simple interest rate of 13.7% with  various maturity dates ranging from June 30, 2011 to September 30, 2011.  The notes were secured by the assets and receivables held by the Company that may be subject to subordination by third-party financiers and could be repaid at any time.  A total of $18,000 was repaid as of June 30, 2011.  The Company had an outstanding principal balance of $115,750 on the note and has accrued $1,910 in interest as of June 30, 2011.

Note 5 – SHORT-TERM NOTES PAYABLE (continued)

During the period, a stockholder of the Company, advanced the Company $257,000 in the form of three notes bearing a weighted average simple interest rate of 16.4% with and various maturity dates ranging from June 30, 2011 to September 30, 2011.  The notes were secured by the assets and receivables held by the Company that may be subject to subordination by third-party financiers and could be repaid at any time.  A total of $25,000 was repaid as of June 30, 2011.  The Company had an outstanding principal balance of $232,000 on the note and has accrued $14,894 in interest as of June 30, 2011.

Note 6 – SUBSEQUENT EVENTS

Subsequent to June 30, 2011, the Company entered into a lease for office space in Metamora, Illinois.  The term of the lease is through July 31, 2016, and calls for monthly rent of $1,200.

Subsequent to June 30, 2011, the Company has extended the maturity dates of all short-term notes payable to November 30, 2011.  No principal payments have been made subsequent to June 30, 2011.

On September 1, 2011, the Company amended the articles of incorporation to correct the par value of common stock to $.10 per share.  The change to the par value has been retroactively applied in the June 30, 2011 financial statements.

Subsequent to June 30, 2011, the Company entered into a factoring agreement for $500,000 of receivables to be payable immediately at 70%.  Upon collections by the Factor, the Company is remitted the balance, less applicable discount fees and 5% of the remaining uncollected assigned accounts to be used to establish and maintain a “contingency account”.  Fees per the agreement start at 1.30% for collections within 30 days, increasing by 0.65% every 15 days.  The factored receivables are secured by the assets and receivables of the Company and are with recourse if the assigned account becomes the subject of a dispute, there exists any breach of representation under the agreement or an assigned account is not paid within 90 days of its invoice.

Subsequent to June 30, 2011, the Company entered into a Consulting Agreement, dated July 5, 2011, with a third party to provide consulting services during a 12 month term.  The agreement provides that such party shall receive 34.25% of the issued and outstanding shares of the Company based upon the Company’s then capitalization. To provide for the issuance of said shares, the company will repurchase 34,250 shares from the existing shareholders for $0.10 per share and issue 34,250 shares to the consultant and/or its designees.

Subsequent to June 30, 2011, the Company entered into a Stock Purchase Agreement with EDUToons, Inc. (EDUToons), dated October 27, 2011, which closed on November 1, 2011.  Pursuant to the agreement, the Company acquired 3,250,000 shares of EDUToons common stock for $25,000.  On November 8, 2011, the Company and EDUToons entered into an Acquisition Agreement whereby EDUToons acquired 100% of the issued and outstanding common shares of the Company for 7,300,000 shares of EDUToons common stock.  EDUToons will then file a Certificate of Amendment to its Certificate of Incorporation to change its name to Continuity X Solutions, Inc., increase the number of authorized shares from 10,000,000 to a number determined by the Board of Directors and approval by stockholders, implementing a forward stock split by a number to be determined by the Board of Directors and approval by stockholders.

The effect of the Acquisition Agreement is such that effectively a reorganization of the entities has occurred for accounting purposes and is deemed to be a reverse acquisition. Subsequent to the Closing pursuant to the Acquisition Agreement, the Company and its stockholders have effective control of EDUtoons, even though EDUtoons has acquired the Company. For accounting purposes, the Company will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of EDUtoons, i.e., a capital transaction involving the issuance of shares by EDUtoons for the shares of the Company. Accordingly, the combined assets, liabilities and results of operations of the Company will become the historical financial statements of EDUtoons at the closing of the Acquisition Agreement, and EDUtoons’s assets, liabilities and results of operations have been consolidated with those of the Company commencing as of November 8, 2011, the date of the Closing. No step-up in basis or intangible assets or goodwill will be recorded in this transaction. As this transaction is being accounted for as a reverse acquisition, all direct costs of the transaction have been charged to additional paid-in capital. All professional fees and other costs associated with transaction have been charged to additional paid-in-capital.  The Company has determined to continue to utilize June 30 as the end of its fiscal year.

The Company has evaluated subsequent events through November 14, 2011, the date which the financial statements were issued.

EXHIBIT F

ContinuityX, Inc. Disclosure Statements

Section “6C”:                    Changes Since June 30, 2010

•	Continuity has extended the maturity dates of all short-term notes payable to November 30, 2011. No principal payments have been made subsequent to June 30, 2011.

•	Continuity amended the articles of incorporation to correct the par value of common stock to $0.10 per share.

Section “6D”:                    Compliance with the Law

None.

Section “6I”:                      Non-Tax Liabilities

None.

Section “6J”:                     Taxes

None.

Section “6K”:                    Material Contracts

•	Continuity entered into a lease for office space in Metamora, Illinois. The term of the lease is through July 31, 2016, and calls for monthly rent of $1,200.

•
Continuity entered into a factoring agreement for $500,000 of receivables to be payable immediately at 70%.  Upon collections by the Factor, the Company is remitted the balance, less applicable discount fees and 5% of the remaining uncollected assigned accounts to be used to establish and maintain a “contingency account”.  Fees per the agreement start at 1.30% for collections within 30 days, increasing by 0.65% every 15 days.  The factored receivables are secured by the assets and receivables of the Company and are with recourse if the assigned account becomes the subject of a dispute, there exists any breach of representation under the agreement or an assigned account is not paid within 90 days of its invoice.

•
Continuity entered into a Consulting Agreement, dated July 5, 2011, with a third party to provide consulting services during a 12 month term.  The agreement provides that such party shall receive 34.25% of the issued and outstanding shares of the Company based upon the Company’s then capitalization. To provide for the issuance of said shares, the company will repurchase 34,250 shares from the existing shareholders for $0.10 per share and issue 34,250 shares to the consultant and/or its designees.

•
Continuity borrowed an aggregate of $257,000 from April 26, 2011 to July 27, 2011 some of which bears interest at the rate of 1% per month and some of which bears interest at the rate of 1.5% per month.  A total of $25,000 was repaid by Continuity as of June 30, 2011.  Continuity owes Mr. Elliston an aggregate of $232,000 in principal and $14,894 in accrued interest as of June 30, 2011.

•
Continuity borrowed an aggregate of $133,750 from Mr. Anthony Roth which bears interest at the rate of 1% per month.  A total of $18,000 was repaid by Continuity as of June 30, 2011.  Continuity owes Mr. Roth an aggregate of $115,750 in principal and $1,910 in accrued interest due to a waiver of initial interest in the first period as of June 30, 2011.

•
Continuity converted $77,000 due to Mr. David Godwin for commissions payable into two notes which bear simple interest at the rate of 6%.  Continuity owes Mr. Godwin an aggregate of $77,000 in principal and $386 in interest as of June 30, 2011.

Section “6P”:                    Intellectual Property

None.

Section “6Q”:                    Insurance

1.	Property and Liability Coverage
a.	Agent: Barry Rudolph Rothstein
1833 Portola Road, Suite A
Ventura, CA 93009
b.	Insurer: National Fire Insurance of Hartford
c.	Covered: ContinuityX, Inc.
7 Westport Ct.
Suite A
Bloomington, IL 61704
d.	Policy/Term
i.	#B 4030606122
ii.	From 4/13/2011 through 4/13/2012

2.	Workers Compensation and Employers Liability Coverage
a.	Agent: Barry Rudolph Rothstein
1833 Portola Road, Suite A
Ventura, CA 93009
b.	Insurer: American Cas.Co. of Reading Pa.
c.	Covered: ContinuityX, Inc.

7 Westport Ct.
Suite A
Bloomington, IL 61704
d.	Policy/Term
i.	#WC 4 30606444
ii.	From 4/13/2011 through 4/13/2012

Section “6T”:                    Certain Business Relationships

None.

Section “6U”:                    Registration Rights

None.

Section “6W”:                   Investments

None.

Section “6X”:                    Real Property

None.

Section “6Z”                     Properties and Assets

None.

Section “6BB”:                 Commitments

None.

Section “6CC”:                 Permits

None.

Section “6DD”:                 Banks

Continuity has one bank account open with JPMorgan Chase Bank under the following name:

ContinuityX Inc
Operating Account
610 State Route 116 STE C
Metamore IL 61548-7731

Section “6FF”:                  Transactions with Affiliates

None.

Section “6GG”:                 Litigation

None.

EXHIBIT G

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "EDUTOONS, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF APRIL, A.D. 2010, AT 2:17 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

4817179 8100	AUTHENTICATION: 7961310

100436139	DATE: 04-28-10

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:26 PM 04/28/2010
FILED 02:17 PM 04/28/2010
SRV 100436139 – 4817179 FILE

STATE of DELAWARE
CERTIFICATE of INCORPORATION
A STOCK CORPORATION

•	First: The name of this Corporation is EDUtoons, Inc.

•
Second: Its registered office in the State of Delaware is to be located at 615 South Dupont Highway in the City of Dover County of Kent Zip Code 19901.  The registered agent in charge thereof is National Corporate Research, Ltd.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

•	Fourth: The amount of the total stock of this corporation is authorized to issue is 10,000,000 shares (number of authorized shares) with a par value of $0.001 per share.

•	Fifth: The name and mailing address of the incorporator are as follows:
Name Cheryll J. Calaquio
Mailing Address	600 Lexington Ave.,
9th Floor
New York, NY Zip Code 10022

•
I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereinto set my hand this 28th day of April, A.D. 2010.

BY:	/s/ Cheryll J. Calaquio
(Incorporator)

NAME:	Cheryll J. Calaquio
(type or print)

EXHIBIT H

BY – LAWS

of

EDUTOONS, INC.

ARTICLE I - OFFICES

SECTION 1.               REGISTERED OFFICE. — The registered office of EDUtoons, Inc. in the State of Delaware shall be at such place that the Board of Directors may determine, from time to time.

SECTION 2.               OTHER OFFICES. — The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II - MEETING OF STOCKHOLDERS

SECTION 1.               ANNUAL MEETINGS. — Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.  In the event the Board of Directors fails to so determine the time, date, and place of meeting, the annual meeting of stockholders shall be held at the registered office of the corporation in the State of Delaware.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.  At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2.               OTHER MEETINGS. — Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

SECTION 3.               VOTING. — Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period.  Upon the demand of any stockholder, the vote on any matter before the meeting shall be by ballot.  All elections for directors shall be decided by plurality vote.  All other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

SECTION 4.               STOCKHOLDER LIST. — The officer who has charge of the stock ledger of the corporation shall, at least 10 days before each meeting of stockholders, prepare a complete alphabetical addressed list of the stockholders entitled to vote at the ensuing election, with the number of shares held by each.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall be available for inspection at the meeting.

SECTION 5.               QUORUM. — Except as otherwise required by law, by the Certificate of Incorporation of the corporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders.  In case a quorum shall not be present at any meeting, a majority of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present.  At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 6.               SPECIAL MEETINGS. — Unless otherwise prescribed by statute or by the Certificate of Incorporation, special meetings of the stockholders, for any purpose, may be called by the corporation’s President.   At the request in writing of a majority of the directors or stockholders entitled to vote, a special meeting of stockholders shall be called by the corporation’s President or Secretary.  Such request shall state the purpose of the proposed meeting.

SECTION 7.               NOTICE OF MEETINGS. — Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote there at at his address as it appears on the records of the corporation, not less than ten nor more than fifty days before the date of the meeting.

SECTION 8.               ACTION WITHOUT MEETING. — Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, if prior to such action a written consent thereto is signed by a majority of the stockholders and such written consent is filed with the minutes of proceedings of the stockholders.

ARTICLE III - DIRECTORS

SECTION 1.               NUMBER AND TERM. — The number of directors shall be fixed by resolution of the stockholders, provided that the number of directors may not be less than three unless all the shares of the corporation are owned beneficially and of record by either one or two stockholders, in which event the number of directors may be less than three but not less than the number of stockholders.  The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be duly elected and qualified.

SECTION 2.               RESIGNATIONS. — Any director, member of a committee, or other officer may resign at any time.  Such resignation shall be made in writing, and shall take effect on the date specified therein, and if no date is specified, on the date of its receipt by the corporation’s President or Secretary.  The acceptance of a resignation by the corporation’s President or Secretary shall not be necessary to make it effective.

SECTION 3.               VACANCIES. — If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy.  Any successor shall hold office for the unexpired term and until his successor shall be duly chosen.

SECTION 4.               REMOVAL. — Any director may be removed, either for or without cause, at any time by the affirmative vote of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose.  Any vacancies created by the removal of a director may be filled at the meeting held for the purpose of removal, by the affirmative vote of a majority of the stockholders entitled to vote.

SECTION 5.               INCREASE OF NUMBER. — The number of directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are duly elected and qualified.

SECTION 6.               COMPENSATION. — Directors shall not receive any stated salary for their services as directors or as members of committees, provided that the board may, by resolution, allow that a fixed fee and expenses of attendance be given to directors for their attendance at each meeting.  Nothing herein contained shall be construed to preclude any director who serves in any other capacity, whether as an officer, agent or otherwise, from receiving compensation therefore.

SECTION 7.               ACTION WITHOUT MEETING. — Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

ARTICLE IV - OFFICERS

SECTION 1.                OFFICERS. — The officers of the corporation shall consist of a President, a Treasurer, and a Secretary, and shall be elected by the Board of Directors and shall hold office until their successors are duly elected and qualified.  In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem proper.  None of the officers of the corporation need be directors.  The officers shall be elected at the first meeting of the Board of Directors after each annual meeting.  More than two offices may be held by the same person.

SECTION 2.                OTHER OFFICERS AND AGENTS. — The Board of Directors may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined by the Board of Directors, from time to time.

SECTION 3.               CHAIRMAN. — The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as may be assigned to him by the Board of Directors, from time to time.

SECTION 4.                PRESIDENT. — The President shall be the Chief Executive Officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.  He shall preside at all meetings of the stockholders, if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation.

SECTION 5.                VICE-PRESIDENT. — Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors, from time to time.

SECTION 6.               TREASURER. — The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation.  He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation.  If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties, in such amount and with such surety as the Board of Directors shall prescribe.

SECTION 7.               SECRETARY. — The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws.  In case of the Secretary’s absence or refusal or neglect so to give notice, any such notice may be given by any person thereunto directed by the President, or by the Board of Directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws.  He shall record all the proceedings of the meetings of the corporation and of directors in a book to be kept for that purpose.  He shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of any assistant secretary.

SECTION 8.               ASSISTANT TREASURERS & ASSISTANT SECRETARIES. — Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

ARTICLE V - MISCELLANEOUS

SECTION 1.               CERTIFICATES OF STOCK. — Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary of the corporation, certifying the number of shares owned by such holder in the corporation.  If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative , participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of series of stock, provided that, except as other wise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

SECTION 2.               LOST CERTIFICATES. — New certificates of stock may be issued in the place of any certificate issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against it on account of the alleged loss of any such new certificate.

SECTION 3.               TRANSFER OF SHARES. — The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate.  The old certificate shall be cancelled, and new certificates shall thereupon be issued.  A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4.               STOCKHOLDERS RECORD DATE. — In order that the corporation may determine the stockholders entitled to notice of, or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the day of such meeting.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5.               DIVIDENDS. — Subject to the provisions of the Certificate of Incorporation the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient.  Before declaring any dividends there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper working capital or as a reserve fund to meet contingencies, or for equalizing dividends, or for such other purposes as the directors shall deem conducive to the interests of the corporation.

SECTION 6.               SEAL. — The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE”. Said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

SECTION 7.                FISCAL YEAR. — The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

SECTION 8.               CHECKS — All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9.               NOTICE AND WAIVER OF NOTICE — Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing.  Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

ARTICLE VI - AMENDMENTS

SECTION 1.               AMENDMENT TO BYLAWS— These By-Laws may be altered and repealed during any annual meeting of the stockholders or at any special meeting thereof if notice thereof is contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding or entitled to vote thereat, or by the regular meeting of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice thereof is contained in the notice of such special meeting.

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EXHIBIT I

UNANIMOUS WRITTEN CONSENT OF DIRECTORS
IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS
-OF-
EDUtoons, INC.

The undersigned, being all of the directors of EDUtoons, Inc. (the “Company”), a Delaware corporation, hereby consent to the adoption of the following resolutions by written consent, without a meeting of the Board of Directors of the Company, pursuant to Section 141(f) of the Delaware General Corporation Law:

WHEREAS, the Company wishes to acquirey ContinuityX, Inc. (“Continuity”),  pursuant to an Acquisition Agreement, a copy of which is annexed hereto as Exhibit “A” (hereinafter, the “Acquisition Agreement”), whereupon Continuity shall become a wholly-owned subsidiary of the Company; and

WHEREAS, pursuant to the Acquisition Agreement, (A) The Company shall acquire one hundred (100%) percent of the common stock of Continuity in exchange for an aggregate of seven million three hundred thousand (7,300,000) shares of stock in the Company, and (B) the Company shall be obligated to (i) files a form 8-K with the Securities and Exchange Commission within four (4) business days after the Closing date and, (ii) amend its certificate of incorporation to (a) change its name to “ContinuityX Solutions, Inc.” (b) increase its number of authorized shares to two hundred million (200,000,000) shares or such other number determined by the Company’s Board of Directors and stockholders who own a majority of its issued and outstanding shares, and (c) execute a forward stock split in such amount as determined by the Company’s Board of Directors and stockholders.

WHEREAS, the Board of Directors has determined that it is in the best interest of the Company to enter into the Acquisition Agreement, which will cause Continuity to become a wholly-owned subsidiary of the Company.

NOW THEREFORE, it is:

RESOLVED, the Company shall acquire Continuity, so that Continuity shall become a wholly-owned subsidiary of the Company, and in order to accomplish said acquisition, the Board of Directors hereby authorizes the execution of the Acquisition Agreement; and

RESOLVED, that the officers of the Company, and each of them, are hereby authorized and empowered, in the name and on behalf of the Company, to execute such documents and to take such additional action as they or any of them may deem necessary or desirable in order to implement the intents and purposes of the foregoing resolution.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the 16th day of November, 2011.

By:	/s/ David Godwin	By:	/s/ Anthony Roth
	David Godwin		Anthony Roth

EXHIBIT J

EDUtoons’ Disclosure Statement

Section “8D”:	Compliance with the Law

None.

Section “8I”:	Non-Tax Liabilities

Outstanding Liabilities

Payable to	Amount Owed
Shareholders upon Redemption of Shares	$82,500
Vintage Filings	$7,231
National Corporate Research	$100
Wei, Wei & Co.	$4,850
Gersten Savage LLP	$35,080.55
Cubbo, Inc.	$63,238.45

Section “8J”:	Taxes

None.

Section “8K”:	Material Contracts

None.

Section “8L”:	Changes Since June 30, 2011

None.

Section “8P”:	Intellectual Property

None.

Section “8T”:	Certain Business Relationships

None.

Section “8U”:	Registration Rights

None.

Section “8W”:	Investments

None.

Section “8BB”:	Commitments

None.

Section “8CC”:	Permits

None.

Section “8DD”:	Banks

None.

Section “8FF”:	Transactions with Affiliates

None.

Section “8GG”:	Litigation

None.

Section “8II”:	SEC Documents

None.